Kinetic Concepts, Inc.
San Antonio, Texas

Gentlemen:

Re:  Registration Statement Nos. 33-26673, 33-26674

With   respect  to  the subject registration   statements,
we  acknowledge our awareness of the use therein  of   our
report dated July 16, 1996 related to our review of interim financial information.

Pursuant   to  Rule  436 (c) under the Securities  Act  of
1933,  such   report  is  not considered  a  part   of   a
registration  statement  prepared  or  certified   by   an
accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.

                              Very truly yours,

                              /S/ KPMG PEAT MARWICK LLP
                              -------------------------
                                  KPMG Peat Marwick LLP




San Antonio, Texas
August 12, 1996